Exhibit 99.1

DASAN Network Solutions, Inc.
and Subsidiaries
Unaudited Condensed Consolidated Financial Statements
June 30, 2016 and 2015

DASAN Network Solutions, Inc. and Subsidiaries
Index
June 30, 2016 and 2015

Page(s)

Notes to Unaudited Condensed Consolidated Financial Statements ..................................         5 - 16

Report of Independent Accountants' Review of Internal Accounting Control System ......................................................................................................................... 35-36

Report on the Operations of the ................... 37

DASAN Network Solutions, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
As of June 30, 2016 and December 31, 2015

(in thousands of US Dollar, except par value)	June 30, 2016	December 31, 2015

Assets
Current assets
Cash and cash equivalents	$8,939	$10,015
Restricted cash	4,302	3,844
Short-term loan to related party	1,521	43
Short-term loan to others	-	277
Accounts receivables, net
Trade	20,194	27,084
Related parties	16,134	5,644
Other receivables
Related parties	7,437	1,742
Others	14,490	10,948
Current deferred income tax assets	81	327
Inventories	17,087	13,900
Other current assets	837	951
Total current assets	91,022	74,775
Long-term loan to related party	321	413
Long-term loan to others	45	17
Guarantee deposits on leases	3,314	3,926
Property and equipment	1,888	2,251
Intangible assets	750	696
Non-current deferred income tax assets	1,748	1,058
Other non-current assets	984	455
Total assets	$100,072	$83,591
Liabilities and shareholder’s equity
Current liabilities
Accounts payables	$15,877	$14,936
Other payables
Related parties	15,946	133
Others	2,376	1,352
Short-term borrowings from related party	194	-
Short-term borrowings	21,287	21,848
Accrued expenses	866	920
Income taxes payable	-	278
Provision for warranties	399	441
Other current liabilities	1,975	1,344
Total current liabilities	58,920	41,252
Long-term borrowings from related party	1,800	-
Other non-current financial liabilities	527	509
Total liabilities	61,247	41,761

Commitments and contingencies
Parent company shareholder's equity

Common stock, $0.144 and $1 per share. Authorized 1,000,000,000 shares; issued and outstanding 353,678,362 and 353,678,362 shares as of June 30, 2016 and December 31, 2015, respectively	56,579	56,579
Other capital	(9,167)	(8,890)
Accumulated other comprehensive income	(1,437)	(1,775)
Accumulated deficit	(7,824)	(4,222)
Non-controlling interest	674	138
Total equity	38,825	41,830
Total liabilities and equity	$100,072	$83,591

The accompanying notes are an integral part of these condensed consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Comprehensive Income
For the three and six months ended June 30, 2016 and 2015

(in thousands of US Dollar, except per share data)	Three Months Ended		Six Months Ended
	2016	2015	2016	2015

Net sales	$35,297	$32,021	$61,090	$70,748
Cost of sales	25,588	23,542	46,304	52,513
Gross profit	9,709	8,479	14,786	18,235
Selling and administrative expenses	4,284	4,685	8,701	8,519
Research and development expenses	5,018	5,903	9,697	11,687
Operating income (loss)	407	(2,109)	(3,612)	(1,971)
Other income (expense)
Interest income	58	5	106	65
Interest expense	(202)	(138)	(396)	(264)
Foreign exchange gain (loss), net	94	441	(530)	808
Gain (loss) on derivatives transaction, net	(10)	(377)	796	(565)
Other expense, net	(104)	(107)	(201)	(46)
Income (loss) before income tax	243	(2,285)	(3,837)	(1,973)
Expense (benefit) for income tax	196	263	(431)	185
Net income (loss)	47	(2,548)	(3,406)	(2,158)
Less : Net income attributable to the
Non-controlling interests	190	-	196	-
Net loss attributable to
DASAN Network Solutions, Inc.	$(143)	$(2,548)	$(3,602)	$(2,158)
Other comprehensive income (loss) for the period, net of tax
Foreign currency translation adjustments	(116)	(663)	401	(902)
Total comprehensive loss for the period	(69)	(3,211)	(3,005)	(3,060)
Less : Comprehensive income (loss) attributable to the
Non-controlling interests	245	-	259	-
Comprehensive loss attributable to:
DASAN Network Solutions, Inc.	$(314)	$(3,211)	$(3,264)	$(3,060)
Earnings (loss) per share attributable to the
equity holder of the Company
Basic	$0.00	$(0.010)	$(0.010)	$(0.010)
Diluted	$0.00	$(0.010)	$(0.010)	$(0.010)

The accompanying notes are an integral part of these condensed consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Changes in Shareholder’s Equity
For the six months ended June 30, 2016 and 2015

	Common stock (par value of $0.144)		Other capital	Accumulated other comprehensive income	Accumulated deficit	Equity attributable to DASAN Network Solutions, Inc. and Subsidiaries	Non-controlling interest	Total shareholder’s equity
(in thousands of US Dollar, except share data)	Shares	Amount

Balance at December 31, 2014	343,556,146	$54,779	(5,912)	1,025	(1,259)	48,633	-	48,633
Net loss	-	-	-	-	(2,158)	(2,158)	-	(2,158)
Foreign currency translation adjustments	-	-	-	(902)	-	(902)	-	(902)
Issuance of common stock	1,094,444	500	-	-	-	500	-	500
Net decrease in parent company investment	-	-	(6,422)	-	-	(6,422)	-	(6,422)
Balance at June 30, 2015	344,650,590	$55,279	(12,334)	123	(3,417)	39,651	-	39,651

Balance at December 31, 2015	353,678,362	$56,579	(8,890)	(1,775)	(4,222)	41,692	138	41,830
Net income (loss)	-	-	-	-	(3,602)	(3,602)	196	(3,406)
Foreign currency translation adjustments	-	-	-	338	-	338	63	401
Acquisition of additional interest in a subsidiary	-	-	(277)	-	-	(277)	277	-
Balance at June 30, 2016	353,678,362	$56,579	(9,167)	(1,437)	(7,824)	38,151	674	38,825

The accompanying notes are an integral part of these condensed consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statement of Cash Flow
For the six months ended June 30, 2016 and 2015

	Six Months Ended
(in thousands of US Dollar)	June 30, 2016	June 30, 2015

Cash flows from operating activities
Net loss	$(3,406)	$(2,158)
Adjustments to reconcile net loss
to net cash provided by operating activities
Depreciation	537	774
Loss (gain) on foreign currency translation	407	(641)
Deferred income taxes	(723)	(1,115)
Others	247	(39)

Changes in operating assets and liabilities:
Accounts receivable	(3,134)	17,797
Other receivables	(8,322)	455
Inventories	(3,136)	(1,868)
Other current assets	153	(137)
Other non-current assets	(73)	28
Accounts payable	803	(15,003)
Accrued expenses	(50)	(218)
Other payables	16,468	13,459
Provision for warranties	136	208
Other current liabilities	587	(2,057)
Others	14	3
Net cash provided by operating activities	508	9,488

Cash flows from investing activities
Proceeds from disposal of property and equipment	41	2
Decrease in short-term loan to related party	96	291
Decrease in long-term loan to related party	333	-
Acquisition of property and equipment	(143)	(425)
Increase in restricted cash	(429)	(952)
Proceeds from other current financial assets	-	5,005
Increase in short-term loan to related party	(1,724)	(237)
Increase in long-term loan to related party	(445)	-
Acquisition of intangible asset	(90)	-
Net cash (used in) provided by investing activities	(2,361)	3,684

Cash flows from financing activities
Repayment of short-term borrowings	(1,308)	(9,994)
Proceeds from short-term borrowings from related party	194	-
Proceeds from long-term borrowings	1,800	-
Government grants received	30	100
Proceeds from issuance of common stock	-	500
Decrease in capital surplus	-	(6,518)
Net cash provided by (used in) financing activities	716	(15,912)

Effect of exchange rate changes on cash and cash equivalents	61	13
Net decrease in cash and cash equivalents	(1,076)	(2,727)

Cash and cash equivalents at beginning of period	10,015	6,786
Cash and cash equivalents at end of period	$8,939	$4,059

Supplemental disclosures of cash flow information
Cash paid during the period for :
Interest expense	$347	$482
Income taxes	219	1,536

The accompanying notes are an integral part of these condensed consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

1.	General Information
1.1 The Company

DASAN Network Solutions, Inc. (the “Company”) was incorporated in July 2010, under the General Corporation Laws of California to engage in the sale of network equipment. The Company is headquartered in California, United States. The Company is a wholly owned subsidiary of DASAN Networks, Inc. (the “Parent” or “DASAN Networks”), a Korean corporation.

DASAN Network Solutions, Inc. (“DNS Korea”) was incorporated on April 1, 2015 under the laws of Korea as a result of the spin off from the Parent.

The Company participated in share issuance of DASAN Network Solutions Japan Co., Ltd. (“DASAN Network Solutions Japan”) on December 31, 2015 and acquired a 50.25% ownership. DASAN Network Solutions Japan was incorporated on January 1, 1997 under the laws of Japan for the purpose of sales of network equipment and software development.

DASAN Vietnam Co., Ltd., a wholly owned subsidiary of the Company, was incorporated on April 12, 2016 under the laws of Vietnam for the purpose of sales of network equipment and software development in Vietnam.

1.2 Consolidated Subsidiaries

Details of the consolidated subsidiaries as of June 30, 2016 and December 31, 2015 are as follows:

			Controlling percentage of ownership (%)
	Main business	Location	June 30, 2016	December 31, 2015

DASAN Network Solutions, Inc. (Korea)	Sale of network equipment	Korea	100.00	100.00	(*1)
DASAN Network Solutions Japan Co., Ltd. (Formerly: HandySoft Japan Co., Ltd.)	Sales of network equipment and software development	Japan	69.09	50.25	(*2)
DASAN Vietnam Co., Ltd.	Sales of network equipment and software development	Vietnam	100.00	-	(*3)

(*1) DNS Korea is an intermediate company of a group whose activities are manufacture, research and development (R&D) and sales of communications equipment. Operating segments relating with foreign customers and three major domestic internet and other communications service providers were transferred from the Parent to DNS Korea, and the residual part of the business such as operating segments relating with the Ministry of National Defense of Korea and domestic customers other than three major communications service providers remained with the Parent.

(*2) On December 31, 2015, the Company acquired a 50.25% interest in DASAN Network Solutions Japan. On February 18, 2016, the Company acquired an additional 18.8% equity interest in DASAN Network Solutions Japan by acquiring newly issued shares for a consideration of $1.07 million. The excess consideration paid over the carrying values of net assets of DASAN Network Solutions Japan in 2016 amounting to $0.28 million is recorded in Other Equity.

(*3) On April 12, 2016, DASAN Vietnam Co., Ltd. was newly established as a wholly owned subsidiary of the Company.

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

2.	Significant Accounting Policies
Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited and reflect all adjustments that, in the opinion of management, are necessary for a fair statement of the results for the interim periods presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). All significant intercompany transactions and balances have been eliminated in consolidation. The results of operations for the current interim period are not necessarily indicative of results to be expected for the current year or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 2015.

Business Combinations

The Company allocates the fair value of the purchase consideration of its acquisitions to the tangible assets, liabilities, and intangible assets acquired, based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Acquisition-related expenses and related restructuring costs are recognized separately from the business combination and are expensed as incurred.

Use of Estimates

The preparation of condensed financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and disclosures. The most significant estimates and assumptions relate to the useful life of property, plant and equipment, allowance for doubtful accounts receivable, contingent liabilities, inventory valuation, and impairment of long-lived assets. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may be different from the estimates.

Revenue Recognition

We recognize revenue when the earnings process is complete. We recognize product revenue upon shipment of product under contractual terms which transfer title to customers upon shipment, under normal credit terms, net of estimated sales returns and allowances at the time of shipment. Revenue is deferred if there are significant post-delivery obligations or if the fees are not fixed or determinable. When significant post-delivery obligations exist, revenue is deferred until such obligations are fulfilled. Our arrangements generally do not have any significant post-delivery obligations. If our arrangements include customer acceptance provisions, revenue is recognized upon obtaining the signed acceptance certificate from the customer, unless we can objectively demonstrate that the delivered products or services meet all the acceptance criteria specified in the arrangement prior to obtaining the signed acceptance. In those instances where revenue is recognized prior to obtaining the signed acceptance certificate, we use successful completion of customer testing as the basis to objectively demonstrate that the delivered products or services meet all the acceptance criteria specified in the arrangement. We also consider historical acceptance experience with the customer, as well as the payment terms specified in the arrangement. When collectability is not reasonably assured, revenue is recognized when cash is collected.

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

Concentration of Risk

The Company’s customers include competitive and incumbent exchange carriers in Korea or incumbent Korean exchange carriers, competitive access providers, internet service providers, wireless carriers and resellers serving these markets. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Allowances are maintained for potential doubtful accounts.

For the six-month periods ended June 30, 2016 and 2015 three customers represented 58.8%, 55.9% of net revenue, respectively. The target customers for the Company’s products are network service providers that operate voice, data and video communications networks. There are a limited number of potential customers in this target market. The Company expects that a significant portion of the Company’s future revenue will depend on sales of its products to a limited number of customers. Any failure of one or more customers to purchase products from the Company for any reason, including any downturn in their businesses, would seriously harm the Company’s business, financial condition and results of operations.

As of June 30, 2016 and December 31, 2015, three customers accounted for 56.2%, 48.0% of net accounts receivable, respectively. From time to time, the Company may provide or commit to extend credit or credit support to its customers. As of June 30, 2016, the Company did not have any significant customer financing commitments or guarantees.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-9, Revenue from Contracts with Customers. The objective of ASU 2014-09 is to establish a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance. The core principle of ASU 2014-09 is that an entity recognizes revenue at the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the new guidance, the Company must (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the contract’s performance obligations; and (5) recognize revenue when the Company satisfies a performance obligation. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB Accounting Standards Codification. ASU 2014-09 is effective for interim and annual reporting periods beginning after December 15, 2017 for publically traded companies. Early adoption is permitted, but not before the original effective date of January 1, 2017. The Company is currently evaluating ASU 2014-09 and has not determined the impact it may have on the Company’s results of operations, financial position or cash flows nor decided upon the method of adoption.

In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory, which requires an entity to measure inventory at the lower of cost and net realizable value. The guidance applies to all other inventory, which includes inventory that is measured using first-in, first-out ("FIFO") or average cost. The guidance is effective for the Company on January 1, 2017. ASU 2015-11 should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is evaluating the effect that ASU 2015-11 will have on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, Leases. ASU 2016-02 requires that lease arrangements longer than 12 months result in an entity recognizing an asset and liability. The updated guidance is effective for the Company on January 1, 2019, and early adoption is permitted. The Company has not yet evaluated the impact of the guidance on its consolidated financial statements.

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

3.	Inventories, net
Inventories, net as of June 30, 2016 and December 31, 2015 are as follows:

(in thousands of US Dollar)	June 30, 2016	December 31, 2015

Merchandise	$2,345	$1,328
Allowance for merchandise	(134)	(43)
Finished goods	8,307	5,298
Allowance for goods	(457)	(276)
Work in process	1,955	2,143
Allowance for work in process	(73)	(69)
Raw materials	5,908	6,473
Allowance for raw materials	(764)	(954)
	$17,087	$13,900

The inventories are provided as collateral for borrowings from Export-Import Bank of Korea as of June 30, 2016.

4.	Loan to Related Party
Details of short-term loan to related party as of June 30, 2016 are as follows:

Creditor	Maturity	Interest rate (%)	Amount
(in thousands of US Dollar)
Compass Blue-Japan[1]	September, 2016	3.60	$1,361

1 The loan to Compass Blue-Japan was fully collected on September 9, 2016.

Details of long term loan to related party as of June 30, 2016 are as follows:

Creditor	Maturity	Interest rate (%)	Amount
(in thousands of US Dollar)
J-Mobile	June, 2020	6.90	$481
Less: current portion			(160)
Long-term loan to related party			$321

5.	Property and Equipment, net
Property and equipment, net as of June 30, 2016 and December 31, 2015 are as follows:

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

(in thousands of US Dollar)	June 30, 2016	December 31, 2015

Machinery and equipment	$3,197	$3,173
Facilities	20,738	20,472
Tools	1,117	1,052
Vehicles	74	74
	25,126	24,771
Less: accumulated depreciation	(22,867)	(22,121)
Less: government grants	(371)	(399)
Property, plant and equipment, net	$1,888	$2,251

6.	Intangible Assets, net
Intangible assets, net as of June 30, 2016 and December 31, 2015 are as follows:

(in thousands of US Dollar)	June 30, 2016	December 31, 2015

Goodwill	$693	$693
Less: accumulated impairment	-	-
Goodwill, net	693	693

Industrial rights	18	18
Software	112	22
Less: accumulated amortization	(73)	(37)
Other intangible assets, net	57	3
Intangible assets, net	$750	$696

7.	Short-term Borrowings
Short-term borrowings as of June 30, 2016 and December 31, 2015 are as follows:
-June 30, 2016

Creditor	Types of borrowings	Interest rate (%)	Amount
(in thousands of US Dollar)
Industrial Bank of Korea	Trade loan	2.03~2.41	$996
Shinhan Bank	General loan	4.26	3,434
	Trade finance	3.03~3.04	2,995
NongHyup Bank	Trade loan	1.66~2.18	1,429
KEB Hana Bank	Comprehensive credit loan	3.41	4,706
The Export-Import Bank of Korea[1]	Export development loan	2.88	7,727
			$21,287

-December 31, 2015

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

Creditor	Types of borrowings	Interest rate (%)	Amount
(in thousands of US Dollar)
Industrial Bank of Korea	Trade loan	2.04~2.34	$3,431
Shinhan Bank	General loan	2.94	3,413
	Trade finance	2.80	329
NongHyup Bank	Trade loan	1.60~1.95	1,574
KEB Hana Bank	Comprehensive credit loan	3.55	5,421
The Export-Import Bank of Korea[1]	Export development loan	2.94	7,680
			$21,848

1 The Company provides its inventories as collateral.

The maturity dates of all short-term borrowings in the table are within 1 year from the dates of borrowing.

8.	Borrowings from Related Party
Borrowings as of June 30, 2016 are related party borrowings and details are as follows:

Creditor	Maturity	Interest rate (%)	Amount
(in thousands of US Dollar)
Current: J-Mobile	July, 2016	3.60	$194
Non-current: DASAN Networks, Inc.	March, 2018	6.90	1,800
			$1,994

9.	Provision for Warranties
The Company accrues for warranty costs based on historical trends for the expected material and labor costs to provide warranty services. Warranty periods are generally 24 months from the date of shipment. The following table summarizes the activity related to the product warranty liability for the six-month periods ended June 30, 2016 and 2015:

(in thousands of US Dollar)	June 30, 2016	June 30, 2015

Beginning balance	$441	$389
Increase	180	208
Decrease (Payment)	(224)	(213)
Effect of foreign exchange rate	2	(8)
Ending balance	$399	$376

The Company evaluates the best estimate of provision for warranties based on the estimated costs of future service, repairs, replacements of the defect and recalls within the terms of warranty period. Although those estimates are based on the historical experience, provision may fluctuate due to other events such as use of new materials and change of the manufacturing process that may impact the quality of the Company’s product.

10.	Accumulated Other Comprehensive Income (loss)
Accumulated other comprehensive income (loss) consists of the following as of June 30, 2016 and December 31, 2015 respectively:

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

(in thousands of US Dollar)	June 30, 2016	December 31, 2015
Foreign currency translation adjustment	$(1,437)	$(1,775)

11.	Income Tax
The recognition of any tax benefit would not be material. There were no significant changes to unrecognized tax benefits during the six-month periods ended June 30, 2016 and 2015. The Company does not anticipate any significant changes with respect to unrecognized tax benefits within the next 12 months. The Company or one of its subsidiaries files income tax returns in the U.S. federal jurisdiction, and various state and foreign jurisdictions. The open tax years for the major jurisdictions are as follows:

• Federal	2012 – 2015
• California	2012 – 2015
• South Korea	2015
• Japan	2011 – 2015

However, due to the fact the Company had net operating losses and credits carried forward in most jurisdictions, certain items attributable to technically closed years are still subject to adjustment by the relevant taxing authorities through an adjustment to tax attributes carried forward to open years.
For the six month period ended June 30, 2016, the Company’s estimated annual effective tax rate was 11%, which was decreased from the estimated annual effective tax rate of 15% applied for the three month period ended March 31, 2016. Management’s changes in the expected profit before income taxes of certain foreign subsidiary resulted in in the revision of the estimate annual effective tax rate for the year 2016. As a result, the Company’s effective tax rate for the three month period ended June 30, 2016 was calculated as 81%, due to the catchup adjustment of income taxes resulting from the revision of management’s estimate of annual effective tax rate.

12.	Earnings Per Share

(a)	Basic earnings per share

	Three Months Ended		Six Months Ended
	2016	2015	2016	2015
Earnings (loss) attributable to equity holders of the Company (in thousands of US Dollar)	$(143)	$(2,548)	$(3,602)	$(2,158)
Weighted average number of ordinary shares in issue (in shares)	353,678,362	344,001,934	353,678,362	343,853,199
Basic income (loss) per share (in thousands of US Dollar)	$0.00	$(0.01)	$(0.01)	$(0.01)
* EPS is $0.00 due to rounding

(b)	Diluted earnings per share
Basic net income (loss) per share is not different from the diluted net income (loss) per share because the Company has not issued the potential common stock.

13.	Related-party Transactions
DASAN Network Solutions Inc., a US company, is the parent company of DASAN Network Solutions Inc. (Korea), DASAN Network Solutions Japan Co., Ltd. and DASAN Vietnam Co., Ltd. are consolidated subsidiaries.

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

(a)	Sales and purchases to and from related parties for the six months ended June 30, 2016 and 2015 are as follows:

(in thousands of US Dollar)		June 30, 2016
	Counterparty	Sales	Other income	Selling and Administrative and R&D expenses	Other expenses

Ultimate Parent company	DASAN Networks, Inc. [1]	$5,641	$—	$3,588	$220
Other related parties	PANDA Media, Inc.	—	—	2	—
	Tomato Soft Ltd.	—	—	60	—
	Tomato Soft (Xi'an) Ltd.	—	—	371	—
	CHASAN Networks (Shenzhen) Co., Ltd.	—	—	370	—
	D-Mobile	1,836	—	189	—
	HANDYSOFT, Inc.	81	—	-	—
	J-Mobile Corporation	3	14	622	—
		$7,561	$14	$5,202	$220

(in thousands of US Dollar)		June 30, 2015
	Counterparty	Sales	Selling and Administrative and R&D expenses	Other expenses	Acquisition of tangible and intangible assets

Ultimate Parent company	DASAN Networks, Inc. [1]	$4,573	$4,054	$340	$—
Other related parties	DASAN RND Co.,LTD	—	300	—	—
	Tomato Soft Ltd.	—	33	—	—
	Tomato Soft (Xi'an) Ltd.	—	155	—	—
	CHASAN Networks (Shenzhen) Co., Ltd.	—	253	—	—
	D-Mobile	—	—	—	—
	HANDYSOFT, Inc.	570	—	20	191
	J-Mobile Corporation	-	70	-	-
		$5,143	$4,865	$360	$191

1 There are ongoing sales provided by DNS Korea since the spin-off date to DASAN Networks. As the sales contracts were made between the DASAN Networks and customers before spin-off date, DASAN Networks is liable to provide products to the customers on behalf of DNS Korea. Accordingly, DNS Korea recorded sales when the products are delivered.

The selling and administrative and R&D expenses to DASAN Networks is the service fee paid for Human Resources, Administrative, Finance and Accounting, and other shared services provided by DASAN Networks to DNS Korea. Royalty charges paid to DASAN Networks is also included in the selling and administrative and R&D expenses.

(b)	Year-end balances of receivables and payables arising from sales and purchases of goods and services with related parties as of June 30, 2016 and December 31, 2015 are as follows:

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

(in thousands of US Dollar)		June 30, 2016
		Receivables			Payables
	Counterparty	Account receivables	Deposits for lease	Other receivables	Other payables

Ultimate Parent company	DASAN Networks, Inc.	$14,273	$2,987	$7,132	$15,518
Other related parties	PANDA Media, Inc.	862	—	—	—
	Tomato Soft Ltd.	—	—	—	9
	Tomato Soft (Xi'an) Ltd.	—	—	—	63
	CHASAN Networks (Shenzhen) Co., Ltd.	—	—	—	64
	D-Mobile	1,856	—	—	—
	HANDYSOFT, Inc.	5	—	—	—
Parent company	J-Mobile Corporation	—	—	305	291
		$16,996	$2,987	$7,437	$15,946

(in thousands of US Dollar)		December 31, 2015
		Receivables			Payables
	Counterparty	Account receivables	Deposits for lease	Other receivables	Other payables

Ultimate Parent company	DASAN Networks, Inc.	$5,622	$3,137	$1,432	$—
Other related parties	PANDA Media, Inc.	857	—	—	—
	DMC. Inc.	—	—	1	—
	Tomato Soft Ltd.	—	—	—	16
	Tomato Soft (Xi'an) Ltd.	—	—	—	55
	CHASAN Networks (Shenzhen) Co., Ltd.	—	—	—	62
	HANDYSOFT, Inc.	22	—	—	—
Parent company	J-Mobile Corporation	—	—	309	—
		$6,501	$3,137	$1,742	$133

Loan to related party was disclosed in Note 4 and borrowings from related party were disclosed in Note 8.

14.	Commitments and Contingencies

(a)	Payment guarantee provided by external parties

(in thousands of US Dollar)	Amount guaranteed	Remark

DASAN Networks, Inc.	$4,121	Borrowings from Shinhan Bank
	10,000	Borrowings from KEB Hana Bank
	11,570	Borrowings from Industrial Bank of Korea
	5,000	LC from NongHyup Bank
Industrial Bank of Korea	5,635	Letter of credit
NongHyup Bank	3,509	Letter of credit
Shinhan Bank	368	Purchasing Card
Seoul Guarantee Insurance co.	395	Performance payment gurantee[1]
	$40,598

1 The Company is responsible for the warranty liabilities generally for the period of 24 months regarding major product sales and have contracted surety insurance over part of the warranty liabilities.

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

(b)	Assets provided as collateral

(in thousands of US Dollar)	Book value	Pledged amount	Remark

Restricted Cash	$3,972	$3,972	Restricted financial instruments
Accounts Receivable	2,995	2,995	Export Letter of Credit
Inventories	17,087	17,087	Collateral for borrowings
Other non-current assets	452	452	Performance bond for Viettel contracts
	$24,506	$24,506

(c)	Commitments to financial institutions

(in thousands of US Dollar)	Commitment details	Credit limit

Industrial Bank of Korea	Letter of credit	$7,000
	Purchasing card	2,576
NongHyup Bank	Letter of credit	5,000
Shinhan Bank	General loan	3,434
	Loan with accounts receivable pledged	1,717
KEB Hana Bank	Comprehensive credit line loan	8,000
The Export-Import Bank of Korea	Export development loan	7,727
		$35,454

15.	Operating Segment Information
The Company’s operating segments are the business units that are eligible to incur its income and expenses. They are determined based on the internal report that are periodically reviewed by chief operating decision-maker for the allocation of the resources and the performance measurement of operation. The Company is comprised of three reportable segments: Network segment, TPS segment and other segment. Network consists of broadband access FTTx and Ethernet switches equipment and TPS stands for Triple Play Services which provide telephone, community antenna television, and high-speed internet services over a single broadband connection.

(a)	Profit and loss from segments
-June 30, 2016

(in thousands of US Dollar)	Network	TPS	Others	Adjustment	Total
Revenue
External parties	$24,101	$18,409	$1,938	$(1,706)	$42,742
Related parties	18,348	-	-	-	18,348
Operating income (loss)	(3,572)	164	153	(357)	(3,612)
Depreciation & amortization Expenses	445	68	24	-	537
Non-current assets	1,176	666	104	693	2,639

-June 30, 2015

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

(in thousands of US Dollar)	Network	TPS	Others	Adjustment	Total
Revenue
External parties	$34,797	$11,412	$263	$(74)	$46,398
Related parties	24,350	-	-	-	24,350
Operating income (loss)	(1,345)	80	(541)	(165)	(1,971)
Depreciation & amortization expenses	651	95	28	-	774
Non-current assets	1,749	829	142	-	2,720

(b)	Revenue of Operating Segments by Regions

Location	June 30, 2016	June 30, 2015
(in thousands of US Dollar)
Korea	$38,971	$49,443
Japan	2,297	173
United States	3,820	1,638
Vietnam	7,588	8,708
Germany	133	1,940
Poland	2,172	2,892
Brazil	769	891
Australia	635	487
India	518	625
Indonesia	1,040	625
Others	3,147	3,326
	$61,090	$70,748

(c)	Customers, who contribute more than 10% of the Company revenue are as follows:

Location	June 30, 2016	June 30, 2015
(in thousands of US Dollar)
Customer A	$15,361	$—
Customer B	9,311	7,843
Customer C	6,996	13,497
Customer D	—	17,605

16.	Subsequent Events
On April 11, 2016, DASAN Zhone Solutions, Inc.(“Zhone”, formerly known as Zhone Technologies, Inc.), Dragon Acquisition Corporation, a California corporation and wholly owned subsidiary of Zhone (the “Merger Sub”), DASAN Networks and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, on September 9, 2016, the Merger Sub merged with and into the Company, with the Company being the surviving corporation and a wholly owned subsidiary of Zhone following the Merger. As a result of the Merger, DASAN Networks received shares of Zhone common stock in an amount equal to 58% of the issued and outstanding shares of Zhone common stock immediately following the Merger, and Zhone’s then-existing stockholders retains 42% of such shares.

DASAN Network Solutions, Inc. and Subsidiaries
Notes to Unaudited Condensed Consolidated Financial Statements
For the six months ended June 30, 2016 and 2015

Although the parties have structured the transaction as a merger of equals, accounting principles generally accepted in the United States of America, require that one party to the transaction be identified as the acquirer. Based on a number of factors, including the relative voting rights of DASAN Networks and legacy Zhone stockholders in DASAN Zhone Solutions, Inc., the transaction will be accounted for as a business combination, with the Company as the accounting acquirer and Zhone as the accounting acquiree. Accordingly, the acquisition accounting will be applied to Zhone and the historical financial statements of the combined company for the periods prior to the completion of this transaction will be that of the Company.